UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
ALEXANDER’S, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy
Statement
, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) below per Exchange Act Rules 14a-6(i)(1) and 0-11.

ALEXANDER’S, INC.

Notice of

Annual Meeting

of Stockholders

and

Proxy Statement

2 0 2 3

ALEXANDER’S, INC.

210 Route 4 East

Paramus, New Jersey 07652

Notice of Annual Meeting of Stockholders

to Be Held on May 18, 2023

To our Stockholders:

The 2023 Annual Meeting of Stockholders of Alexander’s, Inc., a Delaware corporation (the “Company” or “Alexander’s”), will be held virtually via the Internet, on Thursday, May 18, 2023, beginning at 10:00 A.M., New York City time, for the following purposes:

(1) To elect three persons to the Board of Directors of the Company. Each person elected will serve for a term of three years and until his or her respective successor is duly elected and qualified.

(2) To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year.

(3) To consider and act upon a non-binding, advisory vote on the executive compensation paid to our named executive officers (“say-on-pay proposal”).

(4) To consider and act upon a non-binding, advisory vote on the frequency of executive compensation advisory votes for our named executive officers (“say-on-frequency proposal”).

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Directors of the Company has fixed the close of business on March 20, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

To participate in the virtual 2023 Annual Meeting you will need to access www.virtualshareholdermeeting.com/ALX2023 and enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. There is no physical location for the Annual Meeting. We encourage you to allow ample time for online check-in, which will begin at 9:45 A.M. New York City time. Additional details regarding how to participate in the Annual Meeting can be accessed at the Company’s website, www.alx-inc.com or at www.proxyvote.com. For further information on how to participate in the meeting please see “How do you attend, vote and ask questions during the meeting?” in the accompanying proxy statement.

Please review the accompanying proxy statement and proxy card or voting instruction form. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize your proxy through the Internet or by touch-tone telephone as described on the proxy card or voting instruction form. Alternatively, you may sign the proxy card or voting instruction form and return it in accordance with the instructions included with the proxy card or voting instruction form. You may revoke your proxy by (1) timely executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) timely sending a written revocation of proxy to our Secretary at our office located at 888 Seventh Avenue, New York, New York 10019, or (4) attending the meeting and voting via the Internet (but your participation in the virtual Annual Meeting will not automatically revoke your proxy unless you validly vote again during the Annual Meeting). To be effective, later-dated proxy cards, voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 17, 2023.

By Order of the Board of Directors,

Steven J. Borenstein

Secretary

April 7, 2023

ALEXANDER’S, INC.

210 Route 4 East

Paramus, New Jersey 07652

PROXY STATEMENT

Annual Meeting of Stockholders

to Be Held on May 18, 2023

The accompanying proxy is being solicited by the Board of Directors (the “Board”) of Alexander’s, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), for use at the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 18, 2023, beginning at 10:00 A.M., New York City time, virtually via the Internet, through a live audio webcast at www.virtualshareholdermeeting.com/ALX2023. Our principal executive office is located at 210 Route 4 East, Paramus, New Jersey 07652. Our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card or voting instruction card and our 2022 Annual Report, are being distributed and made available on or about April 7, 2023.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about April 7, 2023 to our stockholders of record as of the close of business on March 20, 2023. Stockholders will have the ability (1) to access the proxy materials, free of charge, on a website referred to in the notice or (2) request a printed set of the proxy materials be sent to them, by following the instructions in the notice. You will need your 16-digit control number that is included with the notice mailed on or about April 7, 2023 to vote your shares. If you have not received a copy of this notice, please contact our investor relations department at 201-587-8541 or send an e-mail to alx_investor@vno.com. If you wish to receive a hard copy of these materials, you may request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

How do you vote?

You may vote via the internet at the Annual Meeting or you may authorize a proxy via the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card or voting instruction form. Once you authorize a proxy, you may revoke that proxy by (1) timely executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy via the Internet or telephone, (3) timely sending a written revocation of proxy to our Secretary at our office at 888 Seventh Avenue, New York, New York 10019, or (4) attending the Annual Meeting and voting via the Internet (but your participation in the virtual Annual Meeting will not automatically revoke your proxy unless you validly vote again during the Annual Meeting). To be effective, later-dated proxy cards, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 17, 2023.

If you hold your common stock in “street name” (that is, through a bank, broker or other nominee), your nominee will not vote your shares unless you provide instructions to your nominee on how to vote your shares. You should instruct your nominee how to vote your shares by following the directions provided by your nominee.

We will pay the cost of soliciting proxies. We have hired MacKenzie Partners, Inc. to solicit proxies at a fee not to exceed $6,000. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and we may reimburse them for their expenses in so doing. If you hold shares in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee, which you must follow in order to have your proxy authorized or you may contact your nominee directly to request these instructions.

Who is entitled to vote?

Only stockholders of record as of the close of business on March 20, 2023 are entitled to notice of, and to vote at, the Annual Meeting. We refer to this date as the “record date.” On that date, 5,107,290 shares of common stock, par value $1.00 per share (“Shares”), were outstanding. Holders of Shares as of the record date are entitled to one vote per share on each matter properly presented at the Annual Meeting.

How do you attend, vote and ask questions during the meeting?

This year’s Annual Meeting will be a virtual meeting of stockholders conducted via live audio webcast. To be admitted to the Annual Meeting, you must have been a stockholder at the close of business on the record date of March 20, 2023 or be the legal proxy holder or qualified representative of such stockholder. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be available on www.virtualshareholdermeeting.com/ALX2023 during the Annual Meeting.

To attend the virtual meeting, please visit www.virtualshareholdermeeting.com/ALX2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or a qualified representative attend the virtual Annual Meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 P.M. New York City time on May 5, 2023 in order to allow enough time to register such person to attend the virtual meeting.

If you have not voted your shares prior to the Annual Meeting or you wish to change your vote, you will be able to vote or re-vote your shares electronically during the Annual Meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in this Proxy Statement.

If you wish to submit a question, you may do so live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/ALX2023.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at www.alx-inc.com. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

If you have any technical difficulties or any questions regarding the virtual meeting website, our platform provider will be ready to assist you. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, www.alx-inc.com, including information on when the meeting will be reconvened.

How will your votes be counted?

The presence, in person or by proxy, of the holders of record of a majority of the Shares issued and outstanding as of the close of business on the record date, and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Any proxy, properly executed and submitted, will be voted as directed and, if no direction is given, will be voted as recommended by the Board of Directors in this Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting. The election of each of our nominees for director requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires a majority of the votes cast at the Annual Meeting. The votes on the say-on-pay proposal and the say-on-frequency proposal, each of which requires a majority of the votes cast at the Annual Meeting, are advisory only. Any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of directors, the ratification of the appointment of our independent registered public accounting firm, the non-binding advisory vote on the say-on-pay proposal or the non-binding advisory vote on the say-on frequency proposal.

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under the listing rules of the New York Stock Exchange (“NYSE”), your bank or broker is only permitted to exercise voting discretion on routine matters. Accordingly, your bank or broker may vote shares held in beneficial name only with respect to ratifying the appointment of Deloitte & Touche LLP as our independent registered accounting firm for the current year but may not vote on any other matter to be voted at the Annual Meeting. Accordingly, a broker non-vote will count for purposes of determining a quorum, but will have no effect on the result of the vote on the election of directors, the non-binding advisory vote on the say-on-pay proposal or the non-binding advisory vote on the say-on-frequency proposal.

It is the Company’s understanding that Interstate Properties (“Interstate”), a New Jersey general partnership (an owner of shopping centers and an investor in securities and partnerships), Interstate’s general partners, and Vornado Realty Trust (“Vornado”), who, as of March 20, 2023, own, in the aggregate, approximately 58% of the outstanding Shares, will vote (1) for the approval of the election of the nominees listed in this Proxy Statement for directors, (2) for the ratification of the appointment of the Company’s independent registered public accounting firm, (3) for the advisory vote on the say-on-pay proposal and (4) for every three years with respect to the advisory vote on the say-on-frequency proposal, and, therefore, it is likely that these matters will be approved.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently has eight members. Our Bylaws provide that our directors are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of directors is elected at each Annual Meeting to hold office for a term of three years (until the applicable Annual Meeting of Stockholders in that third year) and until their respective successors have been duly elected and qualified.

Unless otherwise directed in the proxy, each of the persons named in the attached proxy will vote such proxy for the election of the three nominees listed below as Class II directors. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternative nominee who will be nominated by the Board. Alternatively, the Board may reduce the size of the Board and the number of nominees. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for directors will be unable to serve as a director if elected.

The Board of Directors recommends that stockholders vote “FOR” approval of the election of the nominees listed below to serve as Class II directors until 2026 and until their respective successors have been duly elected and qualified.

Under our Bylaws, the affirmative vote of a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, if a quorum is present, is sufficient to elect a director. Proxies marked “withhold authority,” abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum but will have no effect on the result of the vote.

The following table sets forth the nominees (all of whom are presently members of the Board) and other present members of the Board who will continue on the Board following the Annual Meeting, together with a brief biography for each such person and the year in which the person became a director of the Company.

Name	Age	Principal Occupation and, if Applicable, Present Position with the Company	Year Term Will Expire	Year First Appointed or Elected as Director

Nominees for Election to Serve until the Annual Meeting in 2026 (CLASS II)

Thomas R. DiBenedetto	73	President of Boston International Group, Inc. (an investment management firm) since 1983; President of Junction Investors Ltd. (an investment management firm) since 1992; Chairman of the Board of Jefferson Waterman International (a business intelligence firm) since 1997; Managing Director of Olympic Partners (a real estate investment firm) since 1984	2026	1984

Mandakini Puri	63	Independent private equity consultant since May 2013; a trustee of Vornado since 2016 and Chair of its Audit Committee and a member of its Corporate Governance and Nominating Committee	2026	2020

Russell B. Wight, Jr.	83	A general partner of Interstate since 1968; a trustee of Vornado since 1979	2026	1995

Present Directors Elected to Serve until the Annual Meeting in 2024 (CLASS III)

David M. Mandelbaum	87	A member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1960; a general partner of Interstate since 1968; a trustee of Vornado since 1979	2024	1995

Arthur I. Sonnenblick	91	Formerly a Senior Managing Director of Cushman & Wakefield Sonnenblick Goldman (a real estate firm) or a predecessor company from January 1996 to December 2012	2024	1984

Dr. Richard R. West	85	Dean Emeritus, Leonard N. Stern School of Business, New York University; Professor from September 1984 until September 1995 and Dean from September 1984 until August 1993; prior thereto, Dean of the Amos Tuck School of Business Administration at Dartmouth College; a trustee of Vornado from 1982 to 2022	2024	1984

Present Directors Elected to Serve until the Annual Meeting in 2025 (CLASS I)

Steven Roth	81	Chief Executive Officer of the Company since March 1995; Chairman of the Board of Directors of the Company since May 2004; Chairman of the Board of Vornado since 1989, its Chief Executive Officer since April 2013 and from 1989 to 2009; a trustee of Vornado since 1979; Managing General Partner of Interstate; a trustee of Urban Edge Properties (a real estate investment trust) since January 2015 (not standing for re-election as Urban Edge trustee at Urban Edge’s 2023 annual meeting); Chairman of the Board of Trustees of JBG SMITH Properties from 2017 to 2021	2025	1989

Wendy A. Silverstein	62	Co-Founder of Silver Eagle Advisory Group since September 2020; Chief Investment Officer—Real Estate for WeWork Companies, Inc. from August 2018 until September 2019; Chief Executive Officer of New York REIT, Inc. from March 2017 until July 2018; a Director of TPG RE Finance Trust, Inc. (a publicly-traded real estate company) since 2017 and a member of its Audit, Nominating and Corporate Governance and Compensation Committees (Chair); Member of the Board of Directors of New York REIT, Inc. from February 2017 to July 2018; Consultant to Winthrop REIT Advisors LLC from 2016 until March 2017; Executive Vice President and Co-Head of Capital Markets and Acquisitions of Vornado from April 1998 until April 2015; a director of Toys “R” Us, Inc. from 2005 until February 2019	2025	2015

We are not aware of any family relationships among any directors or executive officers of the Company or persons nominated or chosen by the Company to become directors or executive officers.

For information about other relationships among directors or our executive officers, please see “Certain Relationships and Related Transactions” below.

Corporate Governance

Our Shares are listed for trading with The New York Stock Exchange, Inc. (the “NYSE”) and we are subject to the NYSE’s Corporate Governance Standards. However, because more than 50% of our Shares are owned by a “group” consisting of Interstate and Vornado, as well as Interstate’s general partners, the Company is a “controlled” company and therefore, is exempt from some of the NYSE Corporate Governance Standards. In the Company’s case, this means, among other things, that we are not required to have a nominating committee or, even though our Compensation Committee and Board meets these requirements, that we have a fully independent Compensation Committee or that a majority of directors be independent under the NYSE rules.

The Board has determined that Messrs. DiBenedetto and Mandelbaum, Mses. Puri and Silverstein, Messrs. Sonnenblick and Wight and Dr. West are independent for the purposes of the NYSE Corporate Governance Standards. Accordingly, seven out of eight of our directors are independent. The Board reached this conclusion after considering all applicable relationships between or among such directors and the Company or management of the Company. These relationships are described in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions.” The Board further determined that such directors meet all of the “bright-line” requirements of the NYSE Corporate Governance Standards as well as the categorical standards adopted by the Board in our Corporate Governance Guidelines.

As part of its commitment to good corporate governance, the Board of Directors has adopted the following committee charters and policies:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

We have made available on our website (www.alx-inc.com) copies of these charters, guidelines and policies. We will post any future changes to these charters, guidelines or policies to our website and may not otherwise publicly file such changes. Our regular filings with the SEC and our directors’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are also available on our website. In addition, copies of these charters, guidelines and policies are available free of charge from the Company upon written request. Requests should be sent to our investor relations department at our principal executive office.

The Code of Business Conduct and Ethics applies to all of our directors, executives and other employees.

While the Company does not have a formal policy against hedging, all executives, as executives of Vornado, are subject to the anti-hedging policy of Vornado which also applies to the securities of the Company.

Committees of the Board of Directors

The Board has an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

The Board held six meetings during 2022. Each director attended at least 75% of the meetings of the Board and all committees on which he or she served during 2022.

In addition to full meetings of the Board, non-management, independent directors met six times in sessions without members of management present. During these meetings, the independent directors selected their own presiding member.

Executive Committee

The Executive Committee possesses and may exercise all the authority and powers of the Board in the management of the business and affairs of the Company, except those reserved to the Board by the Delaware General Corporation Law. The Executive Committee consists of three members: Messrs. Roth and Wight and Dr. West. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2022.

Audit Committee

The Audit Committee, which held four meetings during 2022, consists of four members: Dr. West (as its Chair), Mses. Puri and Silverstein and Mr. DiBenedetto. The Board has determined that these directors are independent for the purposes of the NYSE Corporate Governance Standards, that they meet the additional requirements of independence for serving on the Audit Committee in accordance with the rules and regulations promulgated by the SEC and that they meet the financial literacy standards of the NYSE.

In addition, at all times at least one member of the Audit Committee has met the NYSE standards for financial management expertise. The Board has determined that each of Dr. West, Ms. Puri and Ms. Silverstein is qualified to serve as an “audit committee financial expert,” as defined by SEC Regulation S-K, and thus has at least one such individual serving on its Audit Committee. The Board reached this conclusion based on his or her relevant experience, as described above under “Proposal 1: Election of Directors.”

The Audit Committee’s purposes are to: (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual Proxy Statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of each Annual Report on Form 10-K, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of our internal control over financial reporting, and other procedures. The Board has adopted a written Audit Committee Charter.

Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.alx-inc.com). This means of contact should not be used for solicitations or communications with us of a general nature.

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of executive officers. The Compensation Committee consists of two independent members, Dr. West, as Chairman, and Mr. DiBenedetto. The Compensation Committee met one time during 2022.

From time to time, the Compensation Committee consults with one or more executive compensation experts. No compensation consultants were engaged by the Compensation Committee or the Company during 2022.

Selection of Directors

The Board is responsible for selecting the nominees for election to our Board. The members of the Board may, in their discretion, work or otherwise consult with members of management of the Company in selecting nominees. The Board evaluates nominees, including stockholder nominees (see “Advance Notice for Stockholder Nominations and Stockholder Proposals”), by considering, among others, the criteria set out in the Company’s Corporate Governance Guidelines. Our Board believes that our current leadership structure is appropriate.

Criteria and Diversity

In considering whether to recommend any candidate for election or re-election as a director, including candidates recommended by stockholders, the Board will apply the criteria set forth in our Corporate Governance Guidelines and considers criteria including:

•	personal abilities and skills;

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and understanding of our industry, other industries relevant to our business and the communities in which we do business;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills with those of other directors in building a Board that is effective and responsive to the needs of the Company; and

•	diversity of viewpoints, experience and other demographics.

Accordingly, in consideration with many other factors, the Board selects nominees with a broad diversity of abilities, experience, professions, skills and backgrounds. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of members of our Board of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

We believe our current nominees for the Board of Directors and the other members of our Board collectively have the abilities, skills and experience to create a board that is well-suited to oversee the management of our Company. Each member has the integrity, business judgment and commitment to our Board and our stockholders that comprise essential characteristics for a director of Alexander’s. Our directors also bring to the Board highly developed skills in diverse areas such as finance and investing, accounting, law and the operation of real estate companies and are recognized leaders in their respective fields. In addition, members of the Board have diverse views and experiences that strengthen their ability to guide our Company. In addition, all of our directors have extensive experience serving on the boards, and/or being at the most senior management level, of other public or private organizations. More specifically, each of our longer-serving directors has extensive experience in the real estate industry generally, and with Alexander’s specifically, and is skilled in the investment in and operation of real estate or real estate companies. Each of Mses. Puri and Silverstein and Dr. West brings extensive experience in financial and accounting oversight. Messrs. DiBenedetto, Roth and Sonnenblick and Ms. Silverstein each has experience leading other companies. Messrs. DiBenedetto, Mandelbaum, Roth, Sonnenblick and Wight and Ms. Silverstein each has extensive real estate experience. Dr. West has had a lengthy career in academia and as a leader of prominent business schools. Mr. Mandelbaum has extensive legal experience. Messrs. DiBenedetto and Roth and Mses. Puri and Silverstein each has extensive capital markets experience. Our Board greatly benefits from this robust and diverse set of abilities, skills and experience. For more detail concerning the experience of the members of our Board of Directors, please refer to the biographies of the members that are set forth above.

Leadership Structure

Currently, our Chairman of the Board, Steven Roth, also serves as our Chief Executive Officer. While our Board has determined that a majority of its members are independent for purposes of the listed company standards under the rules and regulations of the NYSE, we do not have an independent lead director. Our Board has determined that this leadership structure is appropriate in light of the circumstances affecting the Company, including its current activities and business strategy. Accordingly, the Board believes it has the best individual serving both roles.

The Board’s Role in Risk Oversight

While risk management is primarily the responsibility of the Company’s senior management team, the Board of Directors is responsible for the overall supervision of the Company’s risk management activities. The Board’s oversight of the material risks faced by our Company occurs at both the full Board level and at the committee level. The Board’s role in the Company’s risk oversight process includes regularly receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization or in connection with other management-prepared assessments of risk to enable it to understand our risk identification, risk management and risk mitigation strategies. By “risk owner,” we mean that person or group of persons who is or are primarily responsible for overseeing a particular risk. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management and reports to the full Board its conclusions as a partial basis for further discussion by the full Board. This enables the Board and the applicable committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The Compensation Committee reviews our compensation program to ensure that it is not reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by our employees.

Attendance at Annual Meetings of Stockholders

All of our directors attended our virtual 2022 Annual Meeting of Stockholders. We do not have a policy with regard to directors’ attendance at Annual Meetings of Stockholders.

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Persons wishing to contact the independent members of the Board should call (866) 233-4238. A recording of each phone call will be forwarded to one independent member of the Board who sits on the Audit Committee as well as to members of management who may respond to any such call if a return number is provided. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.alx-inc.com).

PRINCIPAL SECURITY HOLDERS

The following table sets forth the number of Shares beneficially owned, as of March 20, 2023, by (i) each person known by us to be the beneficial owner of more than 5% of the Shares in the Company, (ii) directors of the Company and nominees, (iii) named executive officers of the Company and (iv) the directors, nominees and executive officers of the Company as a group.

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of All Shares (1)(2)

Named Executive Officers, Directors and Nominees

Steven Roth(3)	(4)	920,348	18.01%

Russell B. Wight, Jr.(3)(5)	(4)	959,390	18.78%

David Mandelbaum(3)	(4)	964,909	18.88%

Dr. Richard R. West	(4)	2,904	*

Arthur I. Sonnenblick	(4)	2,673	*

Thomas R. DiBenedetto	(4)	2,604	*

Wendy A. Silverstein	(4)	2,357	*

Mandakini Puri	(4)	1,815	*

Gary Hansen	(4)	—	*

All executive officers, directors and nominees as a group (nine persons)	(4)	1,347,864	26.28%

Other Beneficial Owners

Vornado Realty Trust(6)	(4)	1,654,068	32.39%

Interstate Properties(3)(6)	(4)	754,568	14.77%

The Goldman Sachs Group, Inc. (7)	200 West Street New York, NY 10282	359,320	7.00%

The Vanguard Group(8)	100 Vanguard Blvd. Malvern, PA 19355	325,311	6.37%

*	Less than 1%.

(1)

Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares. Numbers and percentages in the table are based on 5,107,290 Shares outstanding as of March 20, 2023. Shares owned by each of Messrs. Roth, Wight, Mandelbaum, DiBenedetto and Sonnenblick and Dr. West include 2,604 Deferred Stock Units (as defined below) that were granted to each of them in their capacity as directors. All shares owned by Mses. Puri and Silverstein represent Deferred Stock Units that were granted to each of them in their capacity as directors. Shares owned by all executive officers and directors as a group, include an aggregate of 19,796 Deferred Stock Units. “Deferred Stock Units” are units of equity that are fully vested on the date of grant and are convertible into our Shares on a one-for-one basis; however, the Deferred Stock Units may not be converted into Shares or transferred until the departure of the applicable director from our Board. Dividends are payable on Deferred Stock Units.

(2)

The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of March 20, 2023, pursuant to the conversion (upon departure from the Board of Directors) of Deferred Stock Units, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(3)

Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 754,568 Shares. These Shares are included in the number of Shares and the percentage of all Shares of Interstate, Messrs. Roth, Wight and Mandelbaum. These persons share investment power and voting power with respect to these Shares.

(4)	The address of such person(s) is c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652.

(5)

Includes 218 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 2,773 Shares owned by Mr. Wight’s children or 500 Shares owned by Mr. Wight’s spouse. Mr. Wight disclaims any beneficial interest in these Shares.

(6)

Interstate owns approximately 3% of the common shares of beneficial interest of Vornado. Interstate and its three general partners (Messrs. Roth, Mandelbaum and Wight, who are all directors of the Company and trustees of Vornado) own, in the aggregate, approximately 7% of the common shares of beneficial interest of Vornado. Interstate, its three general partners and Vornado own, in the aggregate, approximately 58% of the outstanding Shares of the Company. See “Certain Relationships and Related Transactions.”

(7)

Based on a Schedule 13G filed on February 8, 2023, The Goldman Sachs Group, Inc. has the shared power to vote or to direct the vote of, and the shared power to dispose or to direct the disposition of, these Shares.

(8)

Based on Amendment No. 11 to a Schedule 13G filed on February 9, 2023, The Vanguard Group has shared power to vote or direct the vote of 3,755 Shares, sole power to dispose or direct the disposition of 319,421 Shares and shared power to dispose or direct the disposition of 5,890 Shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of, and transactions in, our equity securities. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe there were no late filings under Section 16(a) by our directors, executive officers and 10% stockholders during 2022.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for decisions concerning the performance and compensation of our executive officers and administering our equity-based plans. As of December 31, 2022 and as of the date of this Proxy Statement, our executive officers are Steven Roth, Chief Executive Officer and Gary Hansen, Chief Financial Officer (such persons being our “named executive officers” for 2022).

Overview of Compensation Philosophy and Program

We are managed by, and our properties are leased and developed by, Vornado, pursuant to agreements, which expire in March of each year, and are automatically renewable. We do not pay cash compensation to any of Vornado’s executive officers for services rendered. In lieu of cash compensation or other benefits and to align their interests with those of our stockholders, our Board has historically determined to compensate our named executive officers for their services to us only with equity-based compensation although we have not made any such awards in several years. As of the date of this Proxy Statement, there are no equity-based awards outstanding under the Alexander’s, Inc. 2016 Omnibus Stock Plan (the “Plan”) to our named executive officers (other than Mr. Roth in his capacity as a director).

Cash Compensation

None of our executive officers receive a salary or bonus or is otherwise compensated by the Company except Mr. Roth in his capacity as a director.

Equity Compensation

We adopted the Plan in 2016 with the approval of our stockholders. Under the Plan, the Compensation Committee has the authority to grant to members of our management or Board options, restricted shares or units, stock appreciation rights, Deferred Stock Units and other equity-based compensation. In 2022, no equity-based compensation awards were granted to our named executive officers (other than Mr. Roth in his capacity as a director). As of the date of this Proxy Statement, there are no equity-based awards outstanding under the Plan to our named executive officers (other than Mr. Roth in his capacity as a director).

To the extent that equity-based awards are granted, grants are effective as of the date of approval by our Compensation Committee at the average of the high and low price of our Shares on the New York Stock Exchange on that date. The Company accounts for all stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718—Stock Compensation (“FASB ASC Topic 718”).

Role of Compensation Consultants

From time to time, we and the Compensation Committee consult with one or more executive compensation experts, and consider the compensation levels of other companies in our industry and other industries that compete for the same talent. No compensation consultants were engaged by the Compensation Committee or the Company in 2022.

Employment Agreements, Change of Control and Severance Arrangements

There are no employment contracts or severance or change of control arrangements with any of our named executive officers.

Stock Ownership Guidelines

We have not established any policy regarding security ownership by management. In accordance with federal securities law, we prohibit short sales by our officers of our equity securities.

Non-binding Advisory Vote on Execution Compensation; Frequency of Non-binding Advisory Vote on Executive Compensation

At our 2017 Annual Meeting of Stockholders, our stockholders voted to hold non-binding advisory votes on executive compensation every three years. At our most recent stockholder’s vote on executive compensation at the 2020 Annual Meeting of Stockholders, our stockholders approved our non-binding advisory proposal on executive compensation by the affirmative vote of approximately 89% of the shares cast on the proposal. The Compensation Committee believes that this result affirms our stockholders’ support of the Company’s approach to executive compensation. The Compensation Committee will continue to consider the level of stockholder approval to the Company’s advisory proposal on executive compensation when making future compensation decisions for our executive officers. In accordance with the requirements of Section 14A of the Exchange Act, as described in this Proxy Statement, the Company is providing its stockholders the opportunity to cast a non-binding advisory vote on executive compensation at this Annual Meeting.

In accordance with the requirements of Section 14A of the Exchange Act, as described in this Proxy Statement, the Company is seeking the input of its stockholders at this Annual Meeting on the frequency with which it will hold a non-binding advisory vote on executive compensation.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”) provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to such companies’ current and former executive officers (the “covered employees”). Accordingly, generally compensation in excess of $1,000,000 paid to our covered current and former executive officers will not be deductible by us. While we and the Compensation Committee consider the limitations of Section 162(m) to the extent practicable in designing and implementing our compensation programs, the Compensation Committee will exercise its business judgment and continue to maintain flexibility in compensating executive officers in a manner designed to promote the goals of the Company and its stockholders, recognizing that compensation paid under such programs may not be deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Alexander’s, Inc. (the “Company”) has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

The Compensation Committee of the Board

of Directors:

RICHARD R. WEST

THOMAS R. DIBENEDETTO

EXECUTIVE COMPENSATION

Except for fees and equity awards received by Mr. Roth in his capacity as a director of the Company, the Company’s Chief Executive Officer and Chief Financial Officer (such persons being all of the Company’s executive officers during 2022) have not received compensation from, or on behalf of, the Company for services rendered as part of their duties as executives in 2022, 2021 and 2020.

The following table sets forth the compensation earned by the Company’s Chief Executive Officer and Chief Financial Officer for 2022, 2021 and 2020 (the “Covered Executives”). Biographical information for our current Chief Executive Officer and Chief Financial Officer is available in Part III to our Annual Report on Form 10-K for the year ended 2022, as filed with the SEC.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Equity Awards ($)(1)	All Other Compensation($)(2)	Total ($)

Steven Roth Chairman, Chief Executive Officer (Principal Executive Officer)	2022 2021 2020	— — —	56,250 56,250 56,250	118,938 113,448 107,931	175,188 169,698 164,181

Gary Hansen Chief Financial Officer (Principal Financial Officer)	2022 2021	— —	— —	— —	— —

(1)

The amounts presented in this column represent the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted for service as a member of the Company’s Board of Directors. The grant date fair value is the amount expensed in our consolidated financial statements. These amounts differ from the market value of the awards, which are based on the market price of our Shares on the date of grant, due to restrictions on transferability of the awards. For additional information, refer to footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC.

(2)

Amounts in this column reflect the annual retainers and meeting fees paid for service as a member of the Company’s Board of Directors ($75,000) and dividends paid on Deferred Stock Units. See “Compensation of Directors” for further details of this amount.

Grants of Plan-Based Awards in 2022

In 2022 there were no grants of plan-based awards to our Covered Executives, except for awards granted to Mr. Roth in his capacity as a director.

On May 19, 2022, each of our directors, including Mr. Roth, was granted 326 Deferred Stock Units. The Deferred Stock Units fully vested on the date of grant and are convertible into Shares on a one-for-one basis; however, the Deferred Stock Units may not be converted into Shares or transferred until the departure of the applicable director from our Board or until a later date selected by the director. Dividends are payable on Deferred Stock Units.

The following table lists all grants of plan-based awards to the Covered Executives (in Mr. Roth’s capacity as a director) made in 2022 and their grant date fair value.

Name	Grant Date	All Other Share/Unit Awards: Number of Deferred Stock Units (#)	Grant Date Fair Value of Awards ($)(1)

Steven Roth	5/19/22	326	56,250

Gary Hansen	—	—	—

(1)

The amount presented in this column represents the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718). The grant date fair value is the amount expensed in our consolidated financial statements. These amounts differ from the market value of the awards, which are based on the market price of our Shares on the date of grant, due to restrictions on transferability of the awards. For additional information, refer to footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC.

Outstanding Equity Awards at 2022 Year-End

As of December 31, 2022 and as of the date of this Proxy Statement, our Covered Executives had no outstanding equity-based awards that had not vested as of such date. See “Non-Qualified Deferred Compensation” for information on the outstanding vested awards granted to Mr. Roth in his capacity as a director.

Option Exercises and Stock Vested at 2022 Year-End

During the year ending December 31, 2022, our Covered Executives had no stock options or held any other equity that vested other than Deferred Stock Units awarded to Mr. Roth in his capacity as a director that were fully vested upon grant.

Name	Grant Date	Number of Shares of Stock that have Vested (#)	Aggregate Dollar Value of Shares of Stock that Have Vested ($)(1)(2)

Steven Roth	5/19/22	326	75,003

Gary Hansen	—	—	—

(1)	The entire vested amount has been deferred in the form of Deferred Stock Units as described in this Proxy Statement.
(2)	The value represents the market value of vested Shares on the date of grant.

Pension Benefits

As of December 31, 2022 and as of the date of this Proxy Statement, the Company offered no plan that provides for payment of pension benefits to any Covered Executives.

Non-Qualified Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and balance for the Covered Executives for and as of the year ended December 31, 2022 in their capacity as directors:

Name	Type of Deferred Compensation Plan	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings (Loss) in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions	Aggregate Balance at 12/31/22 ($) (3)

Steven Roth	Deferred Stock Units	75,003	(94,548)	—	607,075

Gary Hansen	—	—	—	—	—

(1)

Amounts in this column represent the market value of equity awards, on the date of grant that were granted for service as a member of the Company’s Board of Directors. These amounts differ from the grant date fair value of the awards of $56,250 (calculated pursuant to FASB ASC Topic 718), which is impacted by restrictions on transferability of the award. The grant date fair value of the awards is reported in the Summary Compensation and Director Compensation tables.

(2)	The amount in this column primarily represents the decrease in the market value of Deferred Stock Units outstanding through December 31, 2022.
(3)	Amounts in this column represent the market value of Deferred Stock Units outstanding. Dividends are payable on Deferred Stock Units.

Potential Payments Upon Termination or Change in Control

Our named executive officers were not entitled to any payments or benefits upon a termination or in connection with a change in control of the Company, other than Deferred Stock Units, which are convertible into Shares upon a director’s departure from our Board.

Compensation and Risk

The Compensation Committee is of the opinion that our compensation program is not reasonably likely to have a material adverse effect on the Company’s risk management or create incentives that could lead to excessive or inappropriate risk taking by our employees.

Equity Compensation Plan Information

The following table summarizes the status of the Company’s equity compensation plan as of December 31, 2022.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	19,796	N/A	485,991

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	19,796	—	485,991

Pay Ratio Disclosure Rule

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd – Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Roth. Pursuant to SEC rules, we identified a “Median Employee” and compared such employee’s total compensation to that of Mr. Roth. As of December 31, 2022, the Company employed 69 persons. The applicable information is set forth below:

Median Employee total annual compensation	$60,964

PEO total annual compensation	$175,188

Ratio of PEO to Median Employee compensation	2.9:1.0

In determining the Median Employee, a listing was prepared of all employees as of December 31, 2022. Wages and salaries were annualized for those employees that were not employed for the full year of 2022. The Median Employee was selected from the annualized list.

Compensation of Directors

The Company’s directors receive the following compensation: (1) an annual cash retainer of $75,000; (2) an annual equity grant having a market value equal to approximately $75,000 on the date of grant (without regard to the impact of transfer restrictions); (3) an annual cash retainer for the Chair of the Audit Committee of $15,000; (4) an annual cash retainer for each member of the Audit Committee (other than the Chair) of $10,000; (5) an annual cash retainer for the Chair of the Compensation Committee of $10,000; (6) an annual cash retainer for a member of the Compensation Committee of $5,000; and (7) a meeting fee for each Board or committee meeting of $1,000. The annual equity grant is in the form of Deferred Stock Units. In 2022, each Director received 326 Deferred Stock Units. Deferred Stock Units vest on the date of grant and are convertible on a one-for-one basis into Shares, but may not be converted into Shares or transferred until the departure of the applicable Director from our Board. Dividends are payable on Deferred Stock Units. The following table sets forth the compensation for the members of the Company’s Board of Directors for 2022.

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($) (1)	All Other Compensation ($)(2)	Fees Earned or Paid in Cash and Total Compensation ($)(3)

Steven Roth	75,000	56,250	43,938	175,188

Thomas R. DiBenedetto	101,000	56,250	43,938	201,188

David Mandelbaum	81,000	56,250	43,938	181,188

Mandakini Puri	95,000	56,250	29,736	180,986

Wendy A. Silverstein	95,000	56,250	39,492	190,742

Arthur I. Sonnenblick	81,000	56,250	43,938	181,188

Richard R. West	111,000	56,250	43,938	211,188

Russell B. Wight, Jr.	81,000	56,250	43,938	181,188

(1)

The amounts presented in this column represent the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted in 2022. The grant date fair value is the amount expensed in our consolidated financial statements. These amounts differ from that set forth in the introductory paragraph above, which is based on the market price of our Shares on the date of grant, due to restrictions on transferability of the awards. For additional information, refer to footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC. For information concerning the aggregate equity awarded to our Directors under our 2016 Omnibus Stock Plan, please see Note 1 to the Principal Security Holders’ Table.

(2)	The amounts presented in this column represent the dividends paid on Deferred Stock Units.

(3)	Fees paid and awards granted to Mr. Roth are also reflected in the Summary Compensation Table.

Compensation Committee Interlocks and Insider Participation

The Company has a Compensation Committee consisting of Dr. West and Mr. DiBenedetto. There are no interlocking relationships involving the Company’s Board, which require disclosure under the executive compensation rules of the SEC.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
the following information is provided about the relationship between compensation actually paid (as defined
by SEC rules) to our named executive officers and certain financial performance of the company.

Year (a)	Summary Compensation Table Total for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (d)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (g)
					Total Shareholder Return (TSR) ($) (e)	Peer Group Total Shareholder Return ($) (f)

2022	175,188	175,188	—	—	75.21	124.22	57,632,000

2021	169,698	169,698	—	—	82.73	165.51	132,930,000

2020	164,181	164,181	—	—	82.45	117.14	41,939,000

(a)	Per Item 402(v) if Regulation S-K, in the first applicable filing, we are required to disclose the last three fiscal years.
(b)	Reflects compensation amounts reported in the “Summary Compensation Table” for our Chief Executive Officer, Steven Roth, for the respective years shown.
(c)
In accordance with Item 402(v), there was no additional compensation amounts paid to our Chief Executive Officer, Steven Roth for the respective time periods other than what is noted in column b (“Summary Compensation Table Total for PEO”) and there are no adjustments that are applicable to the Summary Compensation Table Total for PEO in order to calculate compensation actually paid as all stock awards made to Mr. Roth were fully vested at grant (and, accordingly, the grant date fair value of the awards used for purposes of the Summary Compensation Table is the same grant date fair value as is used for purposes of calculating compensation actually paid).

(d)
Reflects compensation amounts reported in the “Summary Compensation Table” and paid to Gary Hansen, Chief Financial Officer, since November 2, 2021 and Matthew Iocco, previous Chief Financial Officer, for the remaining time period. There was no compensation paid to
Non-PEO
NEOs for the last three fiscal years.

(e)
Represents the cumulative total shareholder return of Alexander’s, Inc. for the respective measurement period, calculated based on a fixed investment of $100 measured from the market close on December 31, 2019 (the last trading day of 2019) through and including the end of the fiscal year for each fiscal year reported in the table.

(f)
Represents the cumulative total shareholder return of the National Association of Real Estate Investment Trusts (“NAREIT”) All Equity Index (which we also use for purposes of the stock performance graph required by Item 201(k) of Regulation
S-K)
for the respective measurement period.

(g)	Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K.
In determining compensation actually paid for 2022, we did not consider any financial performance measures due to the fact the Company’s PEO’s sole compensation relates to compensation received in his capacity as a director which is based on market rates for board of director fees, taking into account the value of a director’s time. Accordingly, we have not included a tabular list of our most important financial performance measures to determine Fiscal 2022 compensation actually paid pursuant to Item 402(v) of Regulation
S-K
and we have not included a “company selected measure” (CSM) column in the table above.

Table of Contents
Relationship between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” to Steven Roth, Chairman of the Board and Chief Executive Officer, in 2020, 2021 and 2022 to (1) TSR of both Alexander’s. Inc. and NAREIT all equity index and (2) Alexander’s. Inc and Net Income.
Compensation Actually Paid vs TSR and Group TSR

Compensation
Actually Paid and Net Income

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which the Company and our significant stockholders, directors and our executive officers or their respective immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal and financial staff are primarily responsible for the development and implementation of processes and controls to obtain information from our significant stockholders, directors and our executive officers with respect to related-person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our Proxy Statement. In addition, our Audit Committee reviews and approves or ratifies any related-person transaction that is required to be disclosed. The Committee, in the course of its review of a disclosable related-party transaction, considers: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and (6) any other matters the Committee deems appropriate.

Relationship with Vornado

As of March 20, 2023, Vornado owned approximately 32% of the Company’s outstanding Shares. We are managed by, and our properties are leased and developed by, Vornado, pursuant to the agreements described below, which expire in March of each year and are automatically renewable.

Steven Roth is the Chairman of the Board, Chief Executive Officer and a director of the Company, the Managing General Partner of Interstate, the Chairman of the Board of Trustees of Vornado and its Chief Executive Officer. As of March 20, 2023, Mr. Roth, Interstate and its two other general partners, David Mandelbaum and Russell B. Wight, Jr. (who are also directors of the Company and trustees of Vornado) owned, in the aggregate, approximately 26% of the outstanding Shares of the Company, and approximately 7% of the outstanding common shares of beneficial interest of Vornado. Gary Hansen, our Chief Financial Officer, is a Senior Vice President of Vornado. Of our other directors, Ms. Silverstein was an employee of Vornado until 2015, and Ms. Puri serves as a trustee of Vornado. Dr. West served as a trustee of Vornado until 2022.

Management and Development Agreements

Pursuant to our management and development agreement with Vornado, we pay Vornado an annual management fee equal to the sum of (i) $2,800,000, (ii) 2% of gross revenue from the Rego Park II shopping center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue and (iv) $354,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue. Vornado is also entitled to a development fee of 6% of development costs, as defined.

Leasing and Other Agreements

Vornado also provides us with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by tenants. In the event third-party real estate brokers are used, the fees to Vornado increase by 1% and Vornado is responsible for the fees to the third-party real estate brokers. Vornado is also entitled to a commission upon the sale of any of our assets equal to 3% of gross proceeds, as defined, for asset sales less than $50,000,000 and 1% of gross proceeds, as defined, for asset sales of $50,000,000 or more.

We also have agreements with Building Maintenance Services, a wholly owned subsidiary of Vornado, to supervise (i) cleaning, engineering and security services at our Lexington Avenue property and (ii) security services at our Rego Park I and Rego Park II properties and The Alexander apartment tower.

During the year ended December 31, 2022, we incurred $2,800,000 in management fees, $3,000 in development fees, $1,378,000 in leasing fees and $5,912,000 in property management and other fees under our agreements with Vornado. At December 31, 2022, we owed Vornado $742,000 for management, property management and other fees and $59,000 for leasing fees.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purposes are to (i) assist the Board of Directors (the “Board of Directors” or the “Board”) of Alexander’s, Inc. (the “Company”) in its oversight of (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual Proxy Statement. The function of the Audit Committee is oversight. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by the applicable listing standards of the New York Stock Exchange (the “NYSE”), as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that each of Dr. West and Mses. Puri and Silverstein is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing opinions as to the conformity of such consolidated financial statements with accounting principles generally accepted in the United States of America and as to the effectiveness of our internal control over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, which supersedes AU380. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate.

Based on the reports and discussions described in the preceding paragraph, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2022, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

RICHARD R. WEST

THOMAS R. DIBENEDETTO

MANDAKINI PURI

WENDY A. SILVERSTEIN

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, limitation of services and other regulations affecting the audit engagement process substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has chosen to submit its selection to stockholders for ratification. In the event that this selection of a registered public accounting firm is not ratified by a majority of the votes cast at the Annual Meeting, the Audit Committee will review its future selection of a registered public accounting firm but will retain all rights of selection.

We expect that representatives of Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2022 and 2021 for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and the Exchange Act during those fiscal years were $457,000 and $452,000, respectively.

Audit-Related Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2022 and 2021 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $123,000 and $126,000, respectively. “Audit-Related Fees” include fees for stand-alone audits of certain subsidiaries.

Tax Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2022 and 2021 for professional services rendered for tax compliance, advice and planning were $13,000 each, respectively. “Tax Fees” include fees for tax consultations regarding return preparation and REIT tax law compliance.

All Other Fees

There were no other fees billed by Deloitte Entities for the years ended December 31, 2022 and 2021 for professional services rendered other than those described above.

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established the following policies and procedures for approving all professional services rendered by Deloitte Entities. The Audit Committee generally reviews and approves engagement letters for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $50,000 on the amount of services that Deloitte Entities can provide to the Company. Any services not specified that exceed the quarterly limit, or would cause the amount of total other services provided by Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by Deloitte Entities. Since the adoption of such policies and procedures, all such fees were approved by the Audit Committee in accordance therewith.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.

The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and any proxy marked “withhold authority” will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. This proposal is considered a routine matter where brokers are permitted to vote your shares held by them in their discretion in the event that they do not receive voting instructions from you.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section appearing earlier in this Proxy Statement describes our executive compensation and the compensation decisions made by the Compensation Committee in 2022 with respect to our Chief Executive Officer and Chief Financial Officer named in the Summary Compensation Table (who we refer to as the “Named Executive Officers”). The Board of Directors is asking stockholders to cast a non-binding advisory vote on the following resolution:

Advisory Vote on Executive Compensation

The Company has a Compensation Committee consisting of Dr. West and Mr. DiBenedetto. There are no interlocking relationships involving the Company’s Board, which require disclosure under the executive compensation rules of the SEC.

Proposal: That the stockholders of Alexander’s, Inc. (the “Company”) approve, in a non-binding resolution, the compensation of the Company’s Named Executive Officers listed in the Summary Compensation Table, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).

Supporting Statement: We describe our Named Executive Officers compensation in the Compensation Discussion and Analysis section of this Proxy Statement. The Board is asking stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

The Board of Directors unanimously recommends a vote “FOR” the advisory resolution on executive compensation for our Named Executive Officers.

The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions, any proxy marked “withhold authority” and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Stockholder approval of this proposal will not be binding upon the Board of Directors.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTES

In Proposal 3, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of the Company’s Named Executive Officers listed in the Summary Compensation Table as required by Section 14A(a)(2) of the Exchange Act. In this Proposal 4, the Board is also asking stockholders to cast a non-binding advisory vote on how frequently such votes with respect Named Executive Officer compensation should be held in the future. Stockholders will be able to cast their votes on whether to hold votes with respect to Named Executive Officer compensation every one, two or three years. Alternatively, you may abstain from casting a vote. This advisory vote is not binding on the Board.

Advisory Resolution on Frequency of Named Executive Officer Compensation Advisory Votes

Proposal: That the stockholders of Alexander’s, Inc. recommend, in a non-binding vote, advisory vote, whether a non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years.

Board of Directors Statement: The Board acknowledges that there are a number of points of view regarding the relative benefits of annual and less frequent say-on-pay votes. Accordingly, the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support. It is the Board’s understanding that Interstate and Vornado, who, as of March 20, 2023, own, in the aggregate, approximately 58% of the outstanding Shares, will vote for an advisory shareholder vote on executive compensation that occurs every three years.

The option of one, two or three years receiving the affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, will be considered the frequency of non-binding stockholder votes on executive compensation recommended by stockholders. Abstentions, any proxy marked “withhold authority” and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. Stockholder approval of this proposal is not binding upon the Board.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Exchange Act, each as amended, the sections entitled “Compensation Committee Report on Executive Compensation” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the individuals named in the attached proxy to vote said proxy in accordance with their discretion on such matters.

PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures whereby stockholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card accompanying this Proxy Statement for specific instructions on how to authorize your proxy by any of these methods.

Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 17, 2023. Authorizing your proxy via the Internet or by telephone will not affect the right to revoke your proxy should you decide to do so.

The Internet and telephone proxy authorization procedures are designed to authenticate stockholders’ identities and to allow stockholders to give their voting instructions and confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Stockholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the stockholder.

HOUSEHOLDING

If you are a beneficial owner, your bank or broker may deliver a single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings, enroll in householding or request a separate set of proxy materials for this year’s Annual Meeting, by contacting the Company at Alexander’s Inc., Attn: Secretary, 888 Seventh Avenue, New York, NY 10019.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an Annual Meeting of Stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, and the stockholder must comply with the other requirements of our Bylaws and the rules and regulations of the SEC. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws must be delivered to the Secretary of the Company at 888 Seventh Avenue, New York, NY 10019 between December 20, 2023 and January 19, 2024.

Stockholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company’s Annual Meeting of Stockholders in 2024 may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received at our office at 888 Seventh Avenue, New York, NY 10019, Attention: Secretary, not later than December 9, 2023.

In order to be eligible for inclusion in our 2024 proxy statement, any matter so submitted, including stockholder proposals for candidates for nomination for election to the Board, must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, and comply with the provisions of our Bylaws and be submitted in writing to the Secretary at the principal executive offices.

In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting must comply with the additional requirements of Rule 14a-19(b).

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Persons wishing to contact members of the Audit Committee, or otherwise contact independent members of the Board, may do so by calling (866) 233-4238. Messages will be forwarded to a member of the Audit Committee and to members of the Company’s senior management. Such messages will be forwarded on a confidential basis unless the contacting person provides a return address in his or her message. This means of contact should not be used for solicitations or communications with the Company of a general nature.

By Order of the Board of Directors,

Steven J. Borenstein

Secretary

April 7, 2023

It is important that proxies be returned promptly. Please authorize your proxy over the Internet, by telephone or by requesting, executing and returning a proxy card.

ALEXANDER’S, INC. 210 ROUTE 4 EAST PARAMUS, NJ 07652

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ALX2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02138-P87252                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALEXANDER’S, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees:

01) Thomas R. DiBenedetto
02) Mandakini Puri
03) Russell B. Wight, Jr.

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year.						☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

3.	Non-binding, advisory vote to approve the executive compensation paid to our named executive officers.						☐	☐	☐

The Board of Directors makes no recommendation with regard to the following proposal:						1 Year	2 Years	3 Years	Abstain

4.	Non-binding, advisory vote on the frequency of executive compensation advisory votes for our named executive officers.					☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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V02139-P87252

ALEXANDER’S, INC.

This proxy is solicited on behalf of the Board of Directors

For the 2023 Annual Meeting of Stockholders

May 18, 2023 10:00 A.M.

The undersigned stockholder, revoking all prior proxies, hereby appoints Steven Roth and Russell B. Wight, Jr., or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Alexander’s, Inc., a Delaware corporation (the “Company”), to be held on Thursday, May 18, 2023 at 10:00 A.M., EDT, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. Receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2022 Annual Report is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR, (2) “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (3) “FOR” THE NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION AND (4) “ABSTAIN” FOR THE NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side